EXECUTION COPY
















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                              AMENDED AND RESTATED
                        VOTING AND SUBSCRIPTION AGREEMENT

                                      among

                          ORTHOFIX INTERNATIONAL N.V.,

                                     and the

                     SIGNIFICANT SHAREHOLDERS OF BREG, INC.

                    identified on the signature pages hereto


                          Dated as of December 22, 2003



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

                              AMENDED AND RESTATED
                        VOTING AND SUBSCRIPTION AGREEMENT


         AMENDED AND RESTATED VOTING AND SUBSCRIPTION AGREEMENT, dated as of December 22, 2003 (this "Agreement"), among ORTHOFIX INTERNATIONAL N.V., a company organized under the laws of the Netherlands Antilles ("Parent"), and the shareholders (each a "Significant Shareholder") of BREG, INC., a California corporation (the "Company") identified on the signature pages hereto.

         WHEREAS, Parent and certain Significant Shareholders identified on the signature pages thereto entered into a Voting and Subscription Agreement, dated as of November 20, 2003 (the "Original Agreement");

         WHEREAS, Parent and such Significant Shareholders wish to amend and restate the Original Agreement by, among other things, adding certain additional Significant Shareholders as parties thereto and restating Exhibits A, B and C attached thereto;

         WHEREAS, Parent and Trevor Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), have entered into an Acquisition Agreement dated as of November 20, 2003 (as amended from time to time, the "Acquisition Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Acquisition Agreement), with the Company and Bradley R. Mason, as Shareholders' Representative, pursuant to which Merger Sub will merge with and into the Company (the "Merger");

         WHEREAS, as of the date hereof, the Significant Shareholders are the record and beneficial owners of the number of Shares set forth in column 2 opposite each Significant Shareholder's name in Exhibit A hereto (the "Existing Shares" and, together with any shares of Company Common Stock acquired by Significant Shareholders after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise and any shares into which or for which any or all of the Existing Shares and additional shares may be changed or exchanged, the "Shares");

         WHEREAS, the Significant Shareholders wish to purchase from Parent, and Parent wishes to issue and sell to the Significant Shareholders, immediately following the Effective Time of the Merger, shares of common stock, par value $0.10 per share, of Parent (the "Parent Common Stock") as set forth herein; and

         WHEREAS, as an inducement and a condition to entering into the Acquisition Agreement and incurring the obligations set forth therein, Parent has required that the Significant Shareholders agree to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                VOTING AGREEMENT

         SECTION 1.01. Voting Agreement. (a) Each Significant Shareholder hereby agrees that, from and after the date hereof and until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, at every meeting of the shareholders of the Company, however called, and at every adjournment thereof, and in every action by consent of the shareholders of the Company, such Significant Shareholder shall, provided that such Significant Shareholder has not received notice from Parent (which notice may be delivered at any such meeting) stating Parent's intention to exercise the Proxy (as defined below) at such meeting, appear at any such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented) such Significant Shareholder's Shares: (i) in favor of the approval and adoption of the Acquisition Agreement, the Merger and all the transactions contemplated by the Acquisition Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (ii) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction that is intended or could reasonably be expected to result in a breach of any covenant, obligation, agreement, representation or warranty of the Company contained in the Acquisition Agreement or of such Significant Shareholder contained in this Agreement; and (iii) against any action, proposal, agreement or transaction, including, but not limited to, any Competing Transaction (other than the Acquisition Agreement or the Transactions), that could be reasonably expected to result in any of the conditions to the Company's obligations under the Acquisition Agreement (whether or not theretofore terminated) not being fulfilled or that could reasonably be expected to impede, interfere with or prevent, delay, postpone, discourage or adversely affect the Acquisition Agreement, the Merger or this Agreement.

         (b) If a Significant Shareholder fails for any reason to vote his, her or its Shares as required by Section 1.01(a), the holder of the Proxy shall have the right to vote such Significant Shareholder's Shares at any meeting of the Company's shareholders and in any action by written consent of the Company's shareholders in accordance with Section 1.01(a) and the Proxy. The vote of a holder of the Proxy shall control in any conflict between a vote of such Significant Shareholder's Shares by a holder of the Proxy and a vote of such Significant Shareholder's Shares by such Significant Shareholder with respect to the matters set forth in Section 1.01(a).

         (c) Each Significant Shareholder hereby agrees that such Significant Shareholder shall not enter into any agreement or understanding with any person the effect of

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which would be inconsistent with or violative of any provision contained in
Section 1.01(a) or (b).

         (d) No provision of this Agreement shall limit or otherwise restrict any Significant Shareholder with respect to any act or omission that such Significant Shareholder may undertake or authorize in such Significant Shareholder's capacity as a director or officer of the Company.

         SECTION 1.02. Irrevocable Proxy. Concurrently with the execution of this Agreement, each Significant Shareholder has delivered to Parent a proxy in the form attached as Exhibit D hereto (the "Proxy"), which such Significant Shareholder agrees shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

                                   ARTICLE II

                    PURCHASE AND SALE OF PARENT COMMON STOCK

         SECTION 2.01. Purchase and Sale of Parent Common Stock. (a) Upon the terms and subject to the conditions of this Agreement and completion of the Merger, each Significant Shareholder shall purchase from Parent, and Parent shall issue and sell to such Significant Shareholder, immediately following the Effective Time and upon such Significant Shareholder's surrender of Certificates evidencing its Shares in accordance with Section 3.02 of the Acquisition Agreement, at a per share purchase price equal to the Average Parent Stock Price (as defined below), the number of shares of Parent Common Stock equal to the quotient determined by dividing (i) the value of the Parent Common Stock to be purchased by such Significant Shareholder (as set forth in Column 5 opposite the name of such Significant Shareholder on Exhibit A attached hereto) by (ii) the Average Parent Stock Price, and rounding the result down to the nearest whole share. Each Significant Shareholder shall pay the aggregate purchase price for the shares of Purchaser Common Stock to be purchased by such Significant Shareholder in cash out of the proceeds to be received by such Significant Shareholder upon completion of the Merger and Parent shall be entitled to offset such aggregate purchase price from the cash proceeds otherwise payable to such Significant Shareholder in connection with the completion of the Merger. With respect to the Bradley R. Mason Revocable Trust dated December 15, 1997 and the Hopson Revocable Trust dated September 23, 1994, each hereby agrees that, immediately after the Effective Time, Parent shall deposit into escrow all of the shares of Parent Common Stock to be issued to such Significant Shareholder under this Section 2.01(a), to be held and disbursed by the escrow agent in accordance with the terms of the share escrow agreement to be entered into by such Significant Shareholder, Parent and the escrow agent prior to the Effective Time (substantially in the form attached hereto as Exhibit G).

         For purposes of this Section 2.01, "Average Parent Stock Price" means $38.00.

         (b) Between the date of this Agreement and the Effective Time, each of the Significant Shareholders listed on Exhibit C attached hereto will use its reasonable efforts to cause each of the shareholders of the Company listed on Exhibit B attached hereto (the

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"Additional Shareholders") to enter into a Subscription Agreement in the form attached hereto as Exhibit F (a "Subscription Agreement") pursuant to which each Additional Shareholder will agree to purchase from Parent, at a per share purchase price equal to the Average Parent Stock Price, the number of shares of Parent Common Stock equal to the quotient determined by dividing (i) the value of the Parent Common Stock to be purchased by such Additional Shareholder (as set forth in Column 5 opposite the name of such Additional Shareholder on Exhibit B attached hereto) by (ii) the Average Parent Stock Price, and rounding the result down to the nearest whole share. In the event that one or more Additional Shareholders fails to enter into a Subscription Agreement prior to the Effective Time or fails to complete the transactions contemplated thereby (each such Additional Shareholder being a "Defaulting Shareholder"), then each Significant Shareholder agrees, severally and not jointly, to purchase from Parent (in addition to the shares purchased under Section 2.01(a)), and Parent shall issue and sell to such Significant Shareholder, at a per share purchase price equal to the Average Parent Stock Price, the number of shares of Parent Common Stock equal to the number determined by multiplying (i) the quotient determined by dividing (A) the aggregate value of the Parent Common Stock to be purchased by all of the Defaulting Shareholders (as set forth in Column 5 opposite the names of the Defaulting Shareholders on Exhibit B attached hereto) by (B) the Average Parent Stock Price, by (ii) the percentage set forth in Column 6 opposite the name of such Significant Shareholder on Exhibit A attached hereto, and rounding the result down to the nearest whole share.

         SECTION 2.02. Restricted Securities. The shares of Parent Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued in a transaction that is exempt from the registration requirements of the Securities Act. Such shares of Parent Common Stock will be "restricted securities" under the federal securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration. All certificates representing such shares of Parent Common Stock shall bear, in addition to any other legends required under applicable securities laws, the following legend:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF SIGNIFICANT SHAREHOLDERS

         Each Significant Shareholder hereby severally represents and warrants to Parent as follows:

         SECTION 3.01. Organization, Qualification. (a) Such Significant Shareholder, if it is an individual, has all legal capacity to enter into this Agreement and to deliver the Proxy, to carry out his or her obligations hereunder and to consummate the transactions contemplated

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hereby. If such Significant Shareholder is married, the spouse of such
Significant Shareholder has signed a consent to this Agreement substantially in the form of Exhibit E attached hereto.

         (b) Such Significant Shareholder, if it is a corporation or other legal entity, is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay such Significant Shareholder from performing its obligations under this Agreement.

         (c) Such Significant Shareholder, if it is a corporation or other legal entity, is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

         SECTION 3.02. Authority Relative to this Agreement. Such Significant Shareholder has all necessary power and authority to execute and deliver this Agreement and the Proxy, to perform such Significant Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Proxy have been duly and validly executed and delivered by such Significant Shareholder and constitute legal, valid and binding obligations of such Significant Shareholder, enforceable against such Significant Shareholder in accordance with their terms.

         SECTION 3.03. No Conflict. (a) The execution and delivery of this Agreement and the Proxy by such Significant Shareholder do not, and the performance of this Agreement and the Proxy by such Significant Shareholder shall not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of such Significant Shareholder (if such Significant Shareholder is a corporation or other legal entity), (ii) assuming satisfaction of the requirements set forth in Section 3.03(b) below, conflict with or violate the terms of any trust agreements or equivalent organizational documents of such Significant Shareholder (if such Significant Shareholder is a trust), (iii) conflict with or violate any Law applicable to such Significant Shareholder or by which the Shares owned by such Significant Shareholder are bound or affected or (iv) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Significant Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Significant Shareholder is a party or by which such Significant Shareholder or the Shares owned by such Significant Shareholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement and the Proxy or otherwise prevent or materially

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delay such Significant Shareholder from performing its obligations under this
Agreement and the Proxy.

         (b) The execution and delivery of this Agreement and the Proxy by such Significant Shareholder does not, and the performance of this Agreement and the Proxy by such Significant Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Significant Shareholder, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Blue Sky Laws, state takeover Laws and the pre-merger notification requirements of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement and the Proxy or otherwise prevent such Significant Shareholder from performing its material obligations under this Agreement and the Proxy.

         SECTION 3.04. Title to the Shares. As of the date hereof, such Significant Shareholder is the record and beneficial owner of the number of Existing Shares set forth in column 2 opposite such Significant Shareholder's name in Exhibit A hereto and of options to purchase the number of Shares set forth in column 3 opposite such Significant Shareholder's name in Exhibit A hereto. Such Existing Shares and options to purchase Shares are all the securities of the Company owned, either of record or beneficially, by such Significant Shareholder. The Shares and options to purchase Shares owned by such Significant Shareholder are now, and at all times during the term hereof will be, owned free and clear of all Encumbrances, other than any Encumbrances created by this Agreement and the Original Agreement. Except as provided in this Agreement and the Original Agreement, such Significant Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Significant Shareholder.

         SECTION 3.05. Private Placement Representations. (a) Issuance Not Registered. Such Significant Shareholder understands and acknowledges that the issuance of the shares of Parent Common Stock to be issued to it pursuant to this Agreement will not be registered under the Securities Act, and that such shares of Parent Common Stock will be "restricted securities" under the federal securities law. Such Significant Shareholder understands and acknowledges that such shares of Parent Common Stock cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration.

         (b) Investment Intent. Such Significant Shareholder will acquire the shares of Parent Common Stock issued to such Significant Shareholder hereunder for such Significant Shareholder's own account for investment and not with a view to the distribution thereof. Such Significant Shareholder has no present intention of distributing any portion thereof (or any interest therein).

         (c) Investment Experience and Status. Such Significant Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in shares of Parent Common Stock pursuant to this Agreement

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and protecting such Significant Shareholder's own interests in connection with such transaction. Such Significant Shareholder has the financial ability to bear the economic risk of such Significant Shareholder's investment in shares of Parent Common Stock pursuant to this Agreement and such Significant Shareholder has no need for liquidity with respect to such Significant Shareholder's investment therein at this time.

         (d) Accredited Investor. Such Significant Shareholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) for one or more of the following reasons:

         (i) such Significant Shareholder is an individual whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

         (ii) such Significant Shareholder is an individual who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouses in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the net amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

         (iii) such Significant Shareholder is a corporation, partnership, Massachusetts business trust or nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000; or

         (iv) such Significant Shareholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii).

         (e) No General Solicitation. Such Significant Shareholder acknowledges that such Significant Shareholder is not acquiring the shares of Parent Common Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).

         (f) Acknowledgement of Receipt of Information. Such Significant Shareholder has been furnished with materials relating to Parent and has been given the opportunity to ask questions of and receive answers from Parent, or from a person or persons acting on Parent's behalf, concerning the terms and conditions of this investment.

         (g) Professional Advice. With respect to the tax and other economic considerations involved in acquiring the shares of Parent Common Stock, such Significant Shareholder is not relying on Parent or the Company, and such Significant Shareholder has carefully considered and has, to the extent such Significant Shareholder believes such discussion necessary, discussed with such Significant Shareholder's professional legal, tax, accounting and

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financial advisors the implications of acquiring the shares of Parent Common
Stock for such Significant Shareholder's particular tax and financial situation.

         SECTION 3.06. No Implied Representation and Warranties. Each Significant Shareholder hereby acknowledges and agrees that none of Parent or any of its respective officers, directors, partners, employees, Affiliates or representatives is making any representation or warranty whatsoever, express or implied (including any warranty of merchantability, suitability or fitness for a particular purpose or quality with respect to any tangible assets or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent), except those representations and warranties contained in this Voting and Subscription Agreement or the Parent Disclosure Schedule or in any certificate contemplated hereby and delivered by Parent in connection with the Transactions. In particular, each Significant Shareholder hereby acknowledges and agrees that none of Parent or Merger Sub has made or is making any representation or warranty to such Significant Shareholder with respect to any financial projection or forecast provided to any person in connection with the Transactions. With respect to any such financial projection or forecast delivered by or on behalf of Parent to the Company or any Significant Shareholder, each Significant Shareholder acknowledges that there are uncertainties inherent in attempting to make such financial projections and forecasts and that it is making its own evaluation of such projections and forecasts.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as described in the Parent SEC Reports (as defined in Section 4.06), Parent hereby represents and warrants to the Significant Shareholders that:

         SECTION 4.01. Capitalization. (a) The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock. As of November 4, 2003, (i) 14,221,497 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Common Stock were held by subsidiaries of Parent and (iv) 2,030,064 shares of Parent Common Stock were reserved for future issuance pursuant to stock options. Except for as a result of the issuance of shares of Parent Common Stock pursuant to stock options granted under the stock option plans of Parent (the "Parent Stock Option Plans"), there has been no change in the number of shares of Parent Common Stock issued and outstanding since November 4, 2003. Except as set forth in this Section 4.01 or Section 4.09 and except for warrants to purchase 25,809 shares of Parent Common Stock and except for the stock options granted pursuant to the Parent Stock Option Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance as previously stated in this Section 4.01, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent to repurchase,

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redeem or otherwise acquire any shares of Parent Common Stock. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

         (b) The shares of Parent Common Stock to be issued pursuant to Section
2.01 of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Deed of Incorporation or Bylaws or any agreement to which the Parent is a party or is bound.

         SECTION 4.02. Authority Relative to This Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Significant Shareholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

         SECTION 4.03. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 4.03 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Deed of Incorporation, Certificate of Incorporation, Bylaws or other organizational documents of Parent, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which any property or asset of Parent is bound or affected, or
(iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act,

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and filing and recordation of appropriate merger documents as required by the
CGCL and the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent Parent from performing its material obligations under this Agreement.

         SECTION 4.04. No Vote Required. No vote of the shareholders of Parent is required by Law, Parent's Deed of Incorporation or Bylaws or otherwise in order for Parent to consummate the transactions contemplated by this Agreement.

         SECTION 4.05. Permits; Compliance. Each of Parent and Merger Sub is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or the Acquisition Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect. No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or the Acquisition Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or the Acquisition Agreement and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.06. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2001 (collectively, the "Parent SEC Reports"). The Parent SEC Reports
(i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have a Parent Material Adverse Effect).

         SECTION 4.07. Absence of Certain Changes or Events. Since December 31, 2002, except as expressly contemplated by this Agreement or as set forth in
Section 4.07 of the Parent Disclosure Schedule, or as specifically disclosed in any Parent SEC Report filed since December 31, 2002 and prior to the date of this Agreement, (a) Parent has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Parent Material Adverse Effect.

         SECTION 4.08. Absence of Litigation. Except as specifically disclosed in any Parent SEC Report filed prior to the date of this Agreement or as set forth in Section 4.08 of the Parent Disclosure Schedule, there is no Action pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, by or before any Governmental Authority that (a) individually or in the aggregate, has had or would have a Parent Material Adverse Effect or (b) seeks to or would, individually or in the aggregate, materially delay or prevent the consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or the Acquisition Agreement. Neither Parent nor any material property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, that would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or the Acquisition Agreement or would, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.09. Existing Agreements. Parent has heretofore furnished to the Shareholders' Representative complete and correct copies of each of the Existing Agreements, as that term is defined in Section 5.16(b) of this Agreement. Other than the Existing Agreements and the Original Agreement, there are no other agreements or contracts pursuant to which Parent is or could be obligated to register under the Securities Act any shares of Parent Common Stock for itself or any Existing Holders, as that term is defined in Section 5.16(a) of this Agreement.

                                   ARTICLE V

                COVENANTS OF SIGNIFICANT SHAREHOLDERS AND PARENT

         SECTION 5.01. No Disposition or Encumbrance of Shares. Each Significant Shareholder hereby agrees that, except as contemplated by this Agreement and the Acquisition Agreement in accordance with its terms, such Significant Shareholder shall not (a) sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Encumbrances of any nature whatsoever with respect to, any of such Significant Shareholder's Shares (or agree or consent to, or offer to do, any of the foregoing), (b) take any action that would make any representation or warranty of such Significant Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or adversely affecting such Significant Shareholder from performing such Significant Shareholder's obligations hereunder or (c) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

         SECTION 5.02. No Solicitation of Transactions. Each Significant Shareholder agrees that between the date of this Agreement and the date of termination of the Acquisition Agreement in accordance with its terms, such Significant Shareholder will not, directly or indirectly, through any officer, director, employee, agent or advisor or other representative, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such Significant Shareholder, or any investment banker, financial advisor, attorney, accountant or other representative retained by such Significant Shareholder, to take any such action. Each Significant Shareholder shall notify Parent as promptly as practicable (and in any event within one (1) day after the Significant Shareholder attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). Each Significant Shareholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

         SECTION 5.03. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each Significant Shareholder listed on Exhibit C attached hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of this Agreement.

         SECTION 5.04. Additional Shares. Each Significant Shareholder agrees, while this Agreement is in effect, to give a prompt written notice to Parent of the number of any new Shares acquired by such Significant Shareholder after the date hereof (other than pursuant to the exercise of options reflected on Exhibit
A).

         SECTION 5.05. Release. (a) Each Significant Shareholder listed on Exhibit C attached hereto, on behalf of itself and its past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators and executors, hereby completely and fully releases and forever discharges, effective upon the Effective Time, the Company and its Subsidiaries, including their respective past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators and executors, from any and all suits, claims, causes of action, rights, actions, demands, damages, losses, costs, expenses (including, without limitation, legal fees), penalties, liabilities or proceedings of any nature whatsoever which have been, could have been or could be brought in any forum, whether foreign or domestic, in law or in equity or otherwise, whether known or unknown, fixed or contingent, including, without limitation, all claims for compensatory, incidental, consequential, statutory, punitive or exemplary damages, equitable relief or penalties, except for any claims arising in connection with or pursuant to (i) any employment arrangement or Indemnification Agreement between such Significant Shareholder and the Company, (ii) Section 7.05 of the Acquisition Agreement, as applicable, and (iii) the Acquisition Agreement and this Agreement.

         (b) Each Significant Shareholder listed on Exhibit C attached hereto, on behalf of itself and its past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators or executors, effective upon the date hereof, hereby further agrees to opt-out of any certified class of plaintiffs established for the purpose for seeking compensatory, incidental, consequential, statutory, punitive or exemplary damages, equitable relief or penalties, against the Company arising directly or indirectly from, or relating in any way to any class-action shareholder litigation relating to claims of fraud, insider trading, breaches of fiduciary duty, violations of the CGCL or the DGCL, the Securities Act and/or the Exchange Act and any rules promulgated thereunder arising from or relating to the Acquisition Agreement and the Merger.

         (c) Each Significant Shareholder listed on Exhibit C attached hereto expressly waives the benefits of section 1542 of the Civil Code of the State of California, which reads as follows:

             A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR

             AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN
             BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT
             WITH THE DEBTOR.

         SECTION 5.06. Disclosure. Each Significant Shareholder hereby agrees to permit Parent to publish and disclose in any document filed with the SEC and in any press release or other disclosure document in which Parent reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate, in connection with the Merger and any transactions related thereto, such Significant Shareholder's identity and ownership of the Company Common Stock and the nature of such Significant Shareholder's commitments, arrangements and understandings under this Agreement.

         SECTION 5.07. Public Announcement. Each Significant Shareholder agrees to not make any public announcement in opposition to, or in competition with, the Acquisition Agreement or the consummation of the Merger.

         SECTION 5.08. Confidentiality. Each Significant Shareholder agrees to, and (if applicable) shall use such Significant Shareholder's reasonable efforts to cause its agents, representatives, affiliates (other than in the case of a limited partnership, the limited partners thereof), employees, officers and directors to:

         (a) treat and hold as confidential (and not disclose or provide access to any person other than Parent and its agents, representatives, affiliates, employees, officers and directors) all information relating to trade secrets, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company, Parent, any affiliates of Parent or their businesses;

         (b) in the event that such Significant Shareholder or any agent, representative, affiliate, employee, officer or director of such Significant Shareholder becomes legally compelled to disclose any such information, provide Parent with prompt written notice of such requirement so that Parent may seek a protective order or other remedy or waive compliance with this Section 5.08; and

         (c) in the event that such protective order or other remedy is not obtained, or Parent waives compliance with this Section 5.08, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information;

provided, however, that this sentence shall not apply to any information that,
(i) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Significant Shareholder or such Significant Shareholder's agents, representatives, affiliates, employees, officers or directors, (ii) must be disclosed under applicable laws or regulations or judicial or administrative proceedings (subject to clauses (b) and (c) above), or (iii) shall be disclosed to such Significant Shareholder's legal advisors who need to know such information in connection with advising the Significant Shareholder as to his legal rights and obligations. Each Significant Shareholder agrees and acknowledges that remedies at law for any breach of such Significant Shareholder's obligations under this Section 5.08 are inadequate and that in addition thereto Parent shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         SECTION 5.09. Use of Intellectual Property. Each Significant Shareholder acknowledges that, from and after the Closing, the name "Breg, Inc." and all similar or related names, marks and logos (all of such names, marks and logos being the "Company Names") shall be owned by the Company, neither such Significant Shareholder nor any of its affiliates shall have any rights in the Company Names, and neither such Significant Shareholder nor any of its affiliates will contest the ownership or validity of any rights of Parent or the Company in or to the Company Names. From and after the Closing, neither such Significant Shareholder nor any of the affiliates of such Significant Shareholder shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property, except pursuant to valid licenses thereto.

         SECTION 5.10. Acknowledgement and Approval of the Acquisition Agreement. Each Significant Shareholder hereby acknowledges and agrees that such Significant Shareholder has received a copy of the Acquisition Agreement, including all schedules and exhibits thereto, and that such Significant Shareholder has reviewed and understands the terms thereof. EACH SIGNIFICANT SHAREHOLDER AGREES TO BE BOUND BY THE TERMS OF THE ACQUISITION AGREEMENT AND ALL AGREEMENTS CONTEMPLATED THEREBY AND ACCEPTS AND ASSUMES AND AGREES TO PERFORM THE OBLIGATIONS OF A SHAREHOLDER AND A SIGNIFICANT SHAREHOLDER UNDER THE ACQUISITION AGREEMENT AND ALL AGREEMENTS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE ESCROW AGREEMENT AND ARTICLES VIII AND XI OF THE ACQUISITION AGREEMENT.

         SECTION 5.11. No Solicitation of Employees. Each Significant Shareholder listed on Exhibit C attached hereto hereby agrees that, without the prior written consent of Parent, such Significant Shareholder shall not for a period of three years from the Effective Time, directly or indirectly, for the purpose of conducting or engaging in any business that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Company as of the Effective Time, (i) call upon, solicit, advise or otherwise do, or attempt to do, business that pertains to the manufacture, production or supply of products or services of the kind manufactured, produced or supplied by the Company as of the Effective Time with any customer of the Company with whom the Company had any dealings prior to the Effective Time, (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company, or (iii) solicit for employment any person who is employed by the Company prior to the Effective Time.

         SECTION 5.12. Non-Competition. During the period commencing at the Effective Time and concluding on the third anniversary of the Effective Time, each Significant

Shareholder listed on Exhibit C attached hereto shall not, whether for such Significant Shareholder's own account or for the account of any other individual, partnership, firm, corporation or other business organization or entity, without the prior written consent of Parent, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity (other than Parent or any affiliate of Parent) that is engaged in any business in which the Company or the Subsidiary is actively engaged as of the Effective Time; provided, however, that an investment in securities which are registered under
Section 12(g) of the Exchange Act, not exceeding 1% of any class of capital stock of the issuer, shall not be a violation of this Section 5.12.

         SECTION 5.13. Shareholders' Representative. Each Significant Shareholder hereby acknowledges and affirms (a) the appointment of Bradley R. Mason as the Shareholders' Representative pursuant to Section 11.05 of the Acquisition Agreement and (b) the authority of the Shareholders' Representative to perform the actions specified in the Acquisition Agreement or the Escrow Agreement, as applicable, to be performed by the Shareholders' Representative.

         SECTION 5.14. Employment Agreements. Each Significant Shareholder who has entered into an employment agreement with the Company agrees that none of the transactions contemplated by the Acquisition Agreement, this Agreement or that otherwise may be necessary to consummate the Merger, shall trigger any prong of the definition of "good reason" (as defined in such Significant Shareholder's employment agreement).

         SECTION 5.15. Nasdaq Quotation. Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock to be issued herewith, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the quotation of such Parent Common Stock, subject to official notice of issuance to the Nasdaq National Market.

         SECTION 5.16. Piggyback Registration Rights. (a) If, after the Effective Time, Parent proposes to register any shares of Parent Common Stock for itself or any of its shareholders (the shareholders at such time being the "Existing Holders") under the Securities Act on a Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), Parent shall give written notice of such proposal to the Significant Shareholders at least 10 days before the anticipated filing date. Such notice shall specify the number of shares of Parent Common Stock proposed to be registered, the proposed filing date of such Registration Statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 5.16(b), upon the written request of any Significant Shareholder, given within 10 days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the shares of Parent Common Stock intended to be disposed of by the Significant Shareholder), Parent shall use commercially reasonable efforts to include in the Registration Statement the shares of Parent Common Stock referred to in the Significant Shareholder's request; provided, however, that if such Registration Statement relates to a Public Offering, then any participation in such Public Offering by the

Significant Shareholder shall be on substantially the same terms as the Parent's (or its other shareholders') participation therein; and provided further that the number of shares of Parent Common Stock to be included in any such Public Offering shall not exceed the maximum number that the managing underwriter of such Public Offering considers in its reasonable commercial judgment to be appropriate based on market conditions and other relevant factors (the "Maximum Number"). A Significant Shareholder shall have the right to withdraw a request to include shares of Parent Common Stock in any Public Offering pursuant to this
Section 5.16 by giving written notice to Parent of its election to withdraw such request at least five business days prior to the proposed effective date of such Registration Statement.

         (b) If the lead managing underwriter for any Public Offering to be effected pursuant to Section 5.16(a) of this Agreement shall advise Parent and the Significant Shareholders (each, a "Seller" and, collectively, the "Sellers") in writing that the number of shares of Parent Common Stock sought to be included in such Public Offering (including those sought to be offered by Parent, those sought to be offered by the Sellers and those sought to be offered by Existing Holders) is more than the Maximum Number, the shares of Parent Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures: First, Parent shall be entitled to include all of the shares of Parent Common Stock that it has proposed to include, and second, to the extent that any other securities may be included without exceeding the Maximum Number, and subject to rights of any holders of Parent Common Stock under any other agreements (the "Existing Agreements"), the Significant Shareholders shall be entitled to participate in that registration on a basis no less favorable than that of any other holder of Parent Common Stock.

         (c) Notwithstanding anything to the contrary in Section 5.16(a) or
Section 5.16(b), the Significant Shareholders shall be entitled to participate in a Public Offering effected by Parent pursuant to a request under an Existing Agreement only to the extent that the terms of such Existing Agreement permit the Significant Shareholders to so participate.

         (d) Notwithstanding the foregoing, if Parent shall furnish to the Significant Shareholders a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that filing a Registration Statement or maintaining effectiveness of a current Registration Statement would have a material adverse effect on Parent or its shareholders in relation to any material financing, acquisition or other corporate transaction, and Parent has determined in good faith that such disclosure is not in the best interests of Parent and its shareholders, Parent shall be entitled to postpone filing or suspend the use by the Significant Shareholders of the Registration Statement for a reasonable period of time, but not in excess of 120 consecutive days (a "Blackout Period").

         For the purposes of this Section 5.16:

         "Public Offering" shall mean an offering of shares of Parent Common Stock or securities convertible into or exchangeable for Parent Common Stock on a broadly-distributed basis, not limited to sophisticated investors (except for qualified institutional buyers pursuant to Rule 144A under the Securities Act), pursuant to a firm-commitment or best-efforts underwriting or purchase arrangement;

         "Registration Statement" shall mean any registration statement of Parent under the Securities Act that covers any of the shares of Parent Common Stock, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.


                                   ARTICLE VI

                                   TERMINATION

         SECTION 6.01. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the earliest of (a) any termination of the Acquisition Agreement in accordance with its terms and
(b) as between Parent and a Significant Shareholder, agreement of Parent and such Significant Shareholder to terminate this Agreement. Nothing in this
Section 6.01 shall relieve any party of liability for any breach of this Agreement.

                                  ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

         SECTION 7.02. Waiver. Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 7.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

         (a) if to a Significant Shareholder, to the address set forth after such Significant Shareholder's name on the signature pages, with a copy to:

                           Bradley R. Mason
                           as Shareholders' Representative
                           6284 Strada Fragante
                           Rancho Santa Fe, CA 92091

                           with a copy to:

                           Alan S. Rich, A Professional Law Corporation
                           5857 Owens Avenue, Suite 200
                           Carlsbad, CA 92008
                           Attention: Alan Rich

                           with an additional copy to:

                           Orrick, Herrington & Sutcliffe LLP
                           400 Sansome Street
                           San Francisco, California 94111
                           Facsimile No.:  (415) 773-5759
                           Attention:  John F. Seegal
                           Email:  jseegal@orrick.com

                  (b)      if to Parent:

                           Orthofix International N.V.
                           10115 Kincey Avenue, Suite 250
                           Huntersville, NC 28078
                           Facsimile No.: (704) 948-2690
                           Attention: Thomas Hein
                           Email: tomhein@orthofix.com

                           with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Facsimile No.:  (212) 848-7179
                           Attention:  John Marzulli
                           Email:  jmarzulli@shearman.com

         SECTION 7.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         SECTION 7.05. Further Assurances. The Significant Shareholders and Parent will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         SECTION 7.06. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent; provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 7.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company is an intended third party beneficiary with respect to the obligations of the Significant Shareholders under Sections 5.05, 5.09, 5.11 and 5.12 of this Agreement.

         SECTION 7.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 7.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the CGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the State of California. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the State of California for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

         SECTION 7.10. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 7.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 7.13. Beneficial Owner. In this Agreement, "beneficial owner" has the meaning ascribed to that term in Rule 13d-3(a) of the Exchange Act, and "beneficially owned" has a consequent meaning.

         SECTION 7.14. Original Agreement. This Agreement supersedes the Original Agreement.

         SECTION 7.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            ORTHOFIX INTERNATIONAL N.V.

                                            /s/ CHARLES FEDERICO
                                            ---------------------------
                                            Name:
                                            Title:



                                            SIGNIFICANT SHAREHOLDERS:


                                            BRADLEY R. MASON


                                            /s/ BRADLEY R. MASON
                                            ---------------------------
                                            Address:



                                            BRADLEY R. MASON, TRUSTEE OR
                                            SUCCESSOR TRUSTEE OF THE BRADLEY R.
                                            MASON REVOCABLE TRUST DATED
                                            DECEMBER 15, 1997


                                            By /s/ BRADLEY R. MASON, TRUSTEE
                                              -------------------------------
                                              Name:
                                              Title:
                                              Address:


                                            GREGORY R. NELSON


                                            /s/ GREGORY R. NELSON
                                            ---------------------------
                                            Address:

                                            GREGORY NELSON
                                            TRUSTEE UNDER DECLARATION OF TRUST,
                                            DATED JANUARY 19, 1987


                                            By /s/ GREGORY R. NELSON, TRUSTEE
                                              --------------------------------
                                              Name:
                                              Title:
                                              Address:


                                            BARBARA NELSON, TRUSTEE UNDER
                                            DECLARATION OF TRUST, DATED
                                            JANUARY 19, 1987


                                            By /s/ BARBARA NELSON, TRUSTEE
                                               ------------------------------


                                            FIRST REGIONAL BANK CUSTODIAN FBO
                                            GREGORY R. NELSON IRA


                                            By /s/ DEBRA D. LEWIS
                                              ---------------------------
                                              Name:
                                              Title:
                                              Address:


                                           FIRST REGIONAL BANK CUSTODIAN FBO
                                           GREGORY R. NELSON IRA


                                           By /s/ GREGORY R. NELSON
                                              -----------------------------


                                            WILLIAM D. BUE, JR.


                                            /s/ WILLIAM D. BUE, JR.
                                            ---------------------------
                                            Address:


                                            WILLIAM DUANE BUE, JR., TRUSTEE OR
                                            SUCCESSOR TRUSTEE OF THE WILLIAM
                                            DUANE BUE, JR., REVOCABLE TRUST
                                            DATED THE 1ST DAY OF DECEMBER 1998


                                            By /s/ WILLIAM D. BUE, JR., TRUSTEE
                                              ---------------------------------
                                              Name:
                                              Title:
                                              Address:


                                            WILLIAM R. HOPSON


                                            /s/ WILLIAM R. HOPSON
                                            ---------------------------
                                            Address:

                                            WILLIAM RAYMOND HOPSON, TRUSTEE
                                            OR SUCCESSOR TRUSTEE OF THE HOPSON
                                            REVOCABLE TRUST DATED SEPTEMBER 23,
                                            1994


                                            By /s/ WILLIAM R. HOPSON, TRUSTEE
                                              --------------------------------
                                              Name:
                                              Title:
                                              Address:


                                            MAUREEN MCKINNON HOPSON,
                                            TRUSTEE OR SUCCESSOR TRUSTEE OF
                                            THE HOPSON REVOCABLE TRUST DATED
                                            SEPTEMBER 23, 1994


                                            By /s/ MAUREEN M. HOPSON, TRUSTEE
                                               -------------------------------


                                            FIRST REGIONAL BANK CUSTODIAN, FBO
                                            WILLIAM R. HOPSON IRA


                                            By /s/ DEBRA D. LEWIS
                                              ---------------------------
                                              Name:
                                              Title:
                                              Address:


                                            FIRST REGIONAL BANK CUSTODIAN, FBO
                                            WILLIAM R. HOPSON IRA


                                            By /s/ WILLIAM R. HOPSON
                                               ----------------------------


                                            JEFFREY T. MASON


                                             /s/ JEFFREY T. MASON
                                             ---------------------------
                                             Address:


                                            MARK E. HOWARD


                                             /s/ MARK E. HOWARD
                                             ---------------------------
                                             Address:


                                            KATHLEEN A. BARBER


                                            /s/ KATHLEEN A. BARBER
                                            ---------------------------
                                            Address:

                                            FIRST REGIONAL BANK CUSTODIAN FBO
                                            KATHLEEN A. BARBER IRA


                                            By /s/ DEBRA D. LEWIS
                                               --------------------------


                                            FIRST REGIONAL BANK CUSTODIAN FBO
                                            KATHLEEN A. BARBER IRA


                                            By /s/ KATHLEEN A. BARBER
                                              ---------------------------
                                              Name:
                                              Title:
                                              Address:


                                            PATRICK W. CAWLEY


                                            /s/ PATRICK W. CAWLEY
                                            ---------------------------
                                            Address:


                                            STEPHEN J. OORDT


                                            /s/ STEPHEN J. OORDT
                                            ---------------------------
                                            Address:


                                            RAYMOND FUJIKAWA


                                            /s/ RAYMOND FUJIKAWA
                                            ---------------------------
                                            Address:


                                            NANCY L. ROGALA


                                            /s/ NANCY L. ROGALA
                                            ---------------------------
                                            Address: